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                                                                    EXHIBIT 10.6

                           INDEMNIFICATION AGREEMENT

        THIS INDEMNIFICATION AGREEMENT is made effective as of the _____ day of __________, 1997, by and between PRIMERA FOODS CORPORATION, a Delaware corporation (the "Company"), and ___________________________ ("Indemnitee").

        WHEREAS, it is essential to the Company to retain and attract as directors the most capable persons available;

        WHEREAS, Indemnitee has recently become, or continues to serve as, a director of the Company;

        WHEREAS, the Bylaws of the Company require the Company to indemnify its directors to the full extent permitted by law and Indemnitee is serving as a director of the Company, in part, in reliance on such Bylaws; and

        WHEREAS, in recognition of Indemnitee's need for substantial protection against personal liability in order to maintain Indemnitee's continued service to the Company in an effective manner and Indemnitee's reliance on the aforesaid Bylaws and, in part, to provide Indemnitee with specific contractual assurance that the protection promised by such Bylaws will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of such Bylaws or any change in the composition of the Company's Board of Directors or any acquisition transaction relating to the Company), the Company desires to provide in this Agreement for the indemnification of and the advance of expenses to Indemnitee to the full extent (whether partial or complete) permitted by law, as set forth in this Agreement and, to the extent officers' and directors' liability insurance is maintained by the Company, to provide for the continued coverage of Indemnitee under the Company's officers' and directors' liability insurance policies;

        NOW, THEREFORE, in consideration of the covenants contained herein and of Indemnitee's continuing service to the Company directly or, at its request, other enterprises, and intending to be legally bound hereby, the parties hereto agree as follows:

        1.      CERTAIN DEFINITIONS.

                (a) CHANGE IN CONTROL. A Change in Control shall be deemed to have occurred if (i) any "person" (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 20% or more of the total voting power represented by the Company's then outstanding Voting Securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the




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        Company, and any new director whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were (x) directors at the beginning of the period or
        (y) whose election or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior to such a merger or consolidation continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company (in one transaction or a series of transactions) of all or substantially all of the Company's assets. A "Change of Control" shall not be deemed to occur as a result of transactions in contemplation of or in connection with the Company's initial public offering of Common Stock, including without limitation, the election of Class I, Class II and Class III directors or the issuance of Common Stock to the public in the offering.

                (b) CLAIM. Any threatened, pending, or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, or proceeding, and any appeal thereof, whether civil, criminal, administrative, or investigative and/or any inquiry or investigation, whether conducted by the Company or any other party that Indemnitee in good faith believes might lead to the institution of any such action.

                (c) EXPENSES. Include attorneys' fees and all other costs, expenses, and obligations, including retainers, court costs, transcript costs, expert fees, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, and delivery services fees, paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in any claim relating to any Indemnifiable Event.

                (d) INDEMNIFIABLE EVENT. Any event, occurrence, or circumstance related to the fact that Indemnitee is or was a director, officer, employee, trustee, agent, or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of any other corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by Indemnitee in any such capacity.

                (e) POTENTIAL CHANGE IN CONTROL. Shall be deemed to have occurred if (i) the Company enters into an agreement or arrangement, the consummation of which would

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        result in the occurrence of a Change in Control; (ii) any person
        (including the Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control; (iii) any person (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company acting in such capacity or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), who is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company's then outstanding Voting Securities increases his beneficial ownership of such securities by 5% or more over the percentage so owned by such person on the date hereof; or (iv) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred. A "Potential Change of Control" shall not be deemed to occur as a result of transactions in contemplation of or in connection with the Company's initial public offering of Common Stock, including without limitation, the election of Class I, Class II and Class III directors or the issuance of Common Stock to the public in the offering.

                (f) REVIEWING PARTY. Any appropriate person or body consisting of a member or members of the Company's Board of Directors including the Special Independent Counsel referred to in Section 4 (or, to the fullest extent permitted by law, any other person or body appointed by the Board), who is not a party to the particular claim for which Indemnitee is seeking indemnification.

                (g) VOTING SECURITIES. Any securities of the Company which vote generally in the election of directors.

        2. AGREEMENT TO SERVE. Indemnitee agrees to continue to serve as a director of the Company. Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or any obligation imposed by operation of law). The Company shall have no obligation under this Agreement to continue Indemnitee in any position with the Company.

        3.      BASIC INDEMNIFICATION AGREEMENT.

                (a) In the event Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or airing in party out of), an Indemnifiable Event, the Company shall indemnify Indemnitee to the fullest extent permitted by law, as soon as practicable but in any event no later than thirty days after written demand is presented to the Company against any and all expenses, judgments, fines, penalties, and amounts paid in settlement (including all interest, assessments, and other charges paid or payable in connection with or in respect of such expenses, judgments, fines, penalties, or amounts paid in settlement) of such Claim.
        Notwithstanding anything in this Agreement to the contrary, prior to a Change in Control, Indemnitee shall not be entitled to indemnification pursuant to this Agreement in connection with any Claim initiated by Indemnitee against the Company or any director

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        or officer of the Company unless the Company has joined in or consented to the initiation of such Claim. If so requested by Indemnitee, the Company shall advance (within two business days of such request) any and all Expenses to Indemnitee (an "Expense Advance").

                (b) Notwithstanding the foregoing, (i) the obligations of the Company under Section 3(a) shall be subject to the condition that any Reviewing Party shall not have determined in a written opinion (in any case in which the Special Independent Counsel referred to in Section 4 hereof is involved) that Indemnitee would not be permitted to be indemnified under applicable law, and (ii) the obligation of the Company to make an Expense Advance pursuant to Section 3(a) shall be subject to the condition that if, when and to the extent that any Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company, without interest) for all such amounts theretofore paid; provided, however, that if Indemnitee has commenced legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by a Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). If there has not been a Change in Control, a Reviewing Party shall be selected by the Board of Directors, and if there has been such a Change in Control, a Reviewing Party shall be the Special Independent Counsel referred to in Section 4 hereof. If there has been no appointment or no determination by a Reviewing Party or if a Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence litigation in any court in the States of Wisconsin or Delaware having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any such determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, including the legal or factual basis therefor, and the Company hereby (i) consents to service of process and to appear in any such proceeding, (ii) shall be precluded from asserting that the procedures and presumptions of this Agreement are not valid, binding, and enforceable, and (iii) shall stipulate in any such proceeding that the Company is bound by all the provisions of this Agreement. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and Indemnitee.

        4. CHANGE IN CONTROL. The Company agrees that if there is a Change in Control of the Company (other than a Change in Control which has been approved by a majority of the Company's Board of Directors who were directors immediately prior to such Change in Control) then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payment and Expense Advances under this Agreement or any other agreement, the Company's Certificate of Incorporation, or the Company's Bylaws now or hereafter in effect relating to Claims for Indemnifiable Events, the Company shall seek legal advice only from "Special Independent

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Counsel" selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld), and who has not otherwise performed services for the Company or Indemnitee within the last five years (other than in connection with such matters). Such Special Independent Counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent the Indemnitee would be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of the Special Independent Counsel referred to above and may fully indemnify such Special Independent Counsel against any and all expenses (including attorney's fees), claims, liabilities, and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

        5. ESTABLISHMENT OF TRUST. In the event of Potential Change in Control, the Company shall, upon written request by Indemnitee, create a "Trust" for the benefit of Indemnitee and from time to time upon written request of Indemnitee shall fund such Trust in an amount sufficient to satisfy any and all Expenses reasonably anticipated at the time of each such request to be incurred in connection with investigating, preparing for and defending any Claim relating to an Indemnifiable Event, and any and all judgments, fines, penalties, and settlement amounts of any and all Claims relating to an Indemnifiable Event from time to time actually paid or claimed, reasonably anticipated or proposed to be paid. The amount or amounts to be deposited in the Trust pursuant to the foregoing funding obligation shall be determined by a Reviewing Party, in any case in which the Special Independent Counsel referred to above is involved. The Terms of the Trust shall provide that upon a Change in Control (i) the Trust shall not be revoked or the principal thereof invaded, without the written consent of the Indemnitee, (ii) the Trustee shall advance, within two business days of a request by the Indemnitee, any and all Expenses to the Indemnitee (and the Indemnitee hereby agrees to reimburse the Trust under the circumstances under which the Indemnitee would be required to reimburse the Company under Section 3(b) of this Agreement, (iii) the Trust shall continue to be funded by the Company in accordance with the funding obligation set forth above, (iv) the Trustee shall promptly pay to the Indemnitee all amounts for which the Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise, and (v) all unexpended funds in such Trust shall revert to the Company upon a final determination by the Reviewing Party or a court of competent jurisdiction, as the case may be, that the Indemnitee has been fully indemnified under the terms of this Agreement. The Trustee shall be a bank or trust company or other individual or entity chosen by the Indemnitee and acceptable and approved by the Company. Nothing in this Section 5 shall relieve the Company of any of its obligations under this Agreement.

        6. INDEMNIFICATION FOR ADDITIONAL EXPENSES. To the fullest extent permitted by law, the Company shall indemnify against any and all Expenses (including attorney's fees) and, if requested by Indemnitee, shall (within two business days of such request) advance such Expenses to Indemnitee, which are incurred by Indemnitee in connection with any Claim asserted against or action brought by Indemnitee for (i) indemnification or advance payment of Expenses by the Company under this Agreement or any other agreement, the Company's Bylaws, or Certificate of Incorporation hereafter in effect relating to Claims for Indemnifiable Events and/or (ii) recovery under any directors' and officers' liability insurance policies maintained by the Company,

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regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, Expense advance or insurance recovery, as the case may be.

        7. PARTIAL INDEMNITY, ETC. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expenses, judgments, fines, penalties, and amounts paid in settlement of a claim but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, all Claims relating in whole or in part to any Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith. In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

        8. CONTRIBUTION. If the indemnification provided in this Agreement is unavailable and may not be paid to Indemnitee because such indemnification is not permitted by law, then in respect of any threatened, pending, or completed Claim in which the Company is jointly liable with Indemnitee (or would be if joined in such Claim), the Company shall contribute, to the full extent permitted by law, to the amount of expenses, judgments, fines, penalties, and amounts paid in settlement (including all interest, assessments, and other charges paid or payable in connection with or in respect of such expenses, judgments, fines, penalties, or amounts paid in settlement) actually incurred and paid or payable by Indemnitee in such proportion as is appropriate to reflect (i) the relative benefits received by the Company on the one hand and Indemnitee on the other hand from the transaction from which such Claim arose, and (ii) the relative fault of the Company on the one hand and Indemnitee on the other in connection with the events which resulted in such expenses, judgments, fines, penalties, and amounts paid in settlement, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of Indemnitee on the other shall be determined by reference to, among other things, the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent the circumstances resulting in such expenses, judgment, fines, penalties, and amounts paid in settlement. The Company agrees that it would not be just and equitable if contribution pursuant to this paragraph were determined by pro rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.

        9. NO PRESUMPTION. For purposes of this Agreement, to the fullest extent permitted by law, the termination of any Claim, action, suit, or proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

        10. NON-EXCLUSIVITY, ETC. The rights of the Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Company's Certificate of Incorporation or Bylaws or the Delaware General Corporation Law or otherwise. To the extent that a change in the

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Delaware General Corporation Law (whether by statute or judicial decision)
permits greater indemnification by agreement than would be afforded currently under the Company's Certificate of Incorporation or Bylaws or this Agreement, to the fullest extent permitted by law it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change immediately upon the occurrence of such change without further action by the Company or Indemnitee.

        11. LIABILITY INSURANCE. To the extent the Company maintains an insurance policy or policies providing directors' and officers' liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any director or officer of the Company. The Board of Directors of the Company shall determine the amount and coverage of such directors' and officers' liability insurance from time to time.

        12. PERIOD OF LIMITATIONS. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company or any affiliate of the Company against Indemnitee, Indemnitee's spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company or its affiliate shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.

        13. AMENDMENTS, ETC.. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

        14. SUBROGATION. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

        15. NO DUPLICATION OF PAYMENTS. The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, Bylaws, or otherwise) of the amounts otherwise indemnifiable hereunder.

        16. BINDING EFFECT, ETC.. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successors by purchase, merger, consolidation, or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, and personal and legal representatives. The Company shall require and cause any successor (whether direct or

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indirect by purchase, merger, consolidation, or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an officer or director of the Company or of any other enterprise at the Company's requests.

        17. SEVERABILITY. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph, or sentence) are held by a court of competent jurisdiction to be invalid, void, or otherwise unenforceable in any respect, and the validity and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, and shall remain enforceable to the fullest extent permitted by law.

        18. TERM. All obligations of the Company contained herein shall continue during the period Indemnitee serves the Company in a capacity referred to in Section 2 hereof, and shall continue thereafter so long as Indemnitee shall be subject to any possible Claim relating to an Indemnifiable Event.

        19. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such State without giving effects to the principles of conflicts of law.

        IN WITNESS WHEREOF, the undersigned have hereunto affixed their signatures.

                                PRIMERA FOODS CORPORATION



                                By:
                                   --------------------------------------------
                                    Jon E. Luikart, Chief Executive Officer



                                INDEMNITEE



                                -----------------------------------------------




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